Exhibit 8.1

List of Principal Subsidiaries and Variable Interest Entities

Subsidiaries:

Baidu Holdings Limited — Incorporated in the British Virgin Islands

Baidu (Hong Kong) Limited — Incorporated in Hong Kong

Baidu Online Network Technology (Beijing) Co., Ltd. — Incorporated in mainland China

Baidu (China) Co., Ltd. — Incorporated in mainland China

Baidu.com Times Technology (Beijing) Co., Ltd. — Incorporated in mainland China

Dulian Network Technology (Hainan) Co., Ltd. — Incorporated in mainland China

iQIYI, Inc. — Incorporated in the Cayman Islands

Beijing QIYI Century Science & Technology Co., Ltd. — Incorporated in mainland China

Baidu Cloud Computing Technology (Beijing) Co., Ltd. — Incorporated in mainland China

Beijing Duyou Information Technology Co., Ltd. — Incorporated in mainland China

Variable Interest Entities:

Beijing Baidu Netcom Science Technology Co., Ltd. — Incorporated in mainland China

Beijing Perusal Technology Co., Ltd. — Incorporated in mainland China

Beijing iQIYI Science & Technology Co., Ltd. — Incorporated in mainland China

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